Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Liquidmetal Technologies, Inc. and Subsidiaries (collectively, the “Company”) of our reports dated March 4, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ SingerLewak LLP

Los Angeles, California

March 20, 2015